Exhibit 10.14

TRANCHE A TERM LOAN NOTE

$2,500,000
February 22, 2008	New York, New York

FOR VALUE RECEIVED, BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, as successor by merger to ALDABRA SUB LLC, a Delaware limited liability company (“Borrower”), promises to pay RZB FINANCE LLC (“Payee”) or its registered permitted assigns the principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) in the installments referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full (except for contingent obligations for which no claim has been made), at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of  February 22, 2008 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BORROWER, ALDABRA HOLDING SUB LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and certain other agents party thereto.

Borrower shall make scheduled principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Tranche A Term Loan Notes” in the aggregate principal amount of $250,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and, if required by the Credit Agreement, consented to by Borrower and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

The unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, (i) will automatically upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) of the Credit Agreement or (ii) may if any other Event of Default has occurred and is continuing, become or be declared to be due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all reasonable, out-of-pocket costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and the right to plead any statute of limitations as a defense to any demand hereunder, in each case, to the full extent permitted by applicable law.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

BOISE PAPER HOLDINGS, L.L.C.

By:	/s/ Samuel K. Cotterell
Name: Samuel K. Cotterell
Title: Vice President

[Signature Page to Tranche A Term Loan Note]

TRANSACTIONS ON

TRANCHE A TERM LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By